J.P. MORGAN MUTUAL FUND SERIES
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
AGREEMENT, made this 18th day of February, 2005, between J.P.
Morgan Mutual Fund Series, a trust organized under the laws
of the Commonwealth of Massachusetts (the Trust) and J.P.
Morgan Investment Management Inc., a Delaware corporation
(the Advisor).  This Agreement shall be effective as of
February 19, 2005. WHEREAS, the Trust is an open-end
diversified management investment company registered
with the Securities and Exchange Commission under the
Investment Company Act of 1940, as amended (the 1940 Act);
and WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the series of the Trust set forth in Schedule A (each, a Portfolio) as agreed to from time to time between the Trust and the Advisor, and the Advisor is willing to render such services; WHEREAS, on August 19, 2004, the Boards of
Trustees of certain investment companies (each a Company), each of which is a corporation, business trust, or statutory trust, approved the reorganization of series included in those Companies
(each, a Series) with and into series of other registered investment companies or Series, subject in each case to the approval of each reorganization transaction by the shareholders of the acquired Series at a shareholder meetings to be held January 20, 2005 (each a Merger);
and WHEREAS, on August 19, 2004, the Boards of Trustees of certain
Companies approved the reorganization of certain Series with and into corresponding Portfolios of the Trust, subject in each case to the approval of each reorganization transaction on a Series-by-Series basis by the shareholders of the affected Series at shareholder meetings to be held January 20, 2005 (each a Shell Reorganization); and
WHEREAS, on August 19, 2004, the Board of Trustees of the Trust
approved the redomiciliation of the Trust as a Delaware statutory trust to be known as JPMorgan Trust I, subject to the approval of the redomiciliation transaction by shareholders of the Trust at a shareholder meeting to be held January 20, 2005 (Redomiciliation); and
WHEREAS, the Merger, Shell Reorganization and Redomiciliation transactions described above, if approved by shareholders, are expected to close on or about February 18, 2005, or such later date as the parties to each such transaction shall agree (each a Closing Date); and
WHEREAS, the parties agree that this Agreement shall not be
effective, or shall cease to be effective, with respect to each
Portfolio whose shareholders approve a Merger effective as of the close of business on the Closing Date with respect to each respective
Series; and WHEREAS, the parties agree that, if the Redomiciliation is approved by shareholders, this Agreement shall continue in effect with respect to each Fund that is a series of the Trust following the Redomiciliation for the remaining term of this Agreement and JPMorgan
Trust I shall succeed to the rights and obligations of J.P.
Morgan Mutual Fund Series under this Agreement effective as of the close of business on the Closing Date with respect to the
Redomiciliation; and WHEREAS, on August 19, 2004, the Board of
Trustees of the Trust approved new names for certain of the
Portfolios to be effective February 19, 2005; and
NOW, THEREFORE, this Agreement
W I T N E S S E T H:
that in consideration of the premises and mutual promises
hereinafter set forth, the parties hereto agree as follows:
1. The Trust hereby appoints the Advisor to act as investment adviser to the Portfolios for the period and on the terms set forth in this Agreement.  The Advisor accepts such appointment and agrees to render the services herein set forth, for the
compensation herein provided.
2. Subject to the general supervision of the Trustees of
the Trust, the Advisor shall manage the investment operations of each Portfolio and the composition of the Portfolios holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Portfolios investment objectives and policies as stated
in the Trusts registration statement on Form N-1A, as such may be amended from time to time (the Registration Statement), with respect to the Portfolio, under the Investment Company Act of 1940, as amended
(the 1940 Act), and subject to the following understandings:
(a) the Advisor shall furnish a continuous investment program for each Portfolio and determine from time to time what investments or securities will be purchased, retained, sold or lent by the
Portfolio, and what portion of the assets will be invested
or held uninvested as cash;
(b) the Advisor shall use the same skill and care in the
management of each Portfolios investments as it uses in the
administration of other accounts for which it has investment responsibility as agent;
(c) the Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Trusts
Declaration of Trust (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the Declaration of Trust), the Trusts By-Laws (such By-Laws, as presently in effect and as amended from time to time, are herein called the By-Laws) and the Registration Statement and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;
(d) the Advisor shall determine the securities to be purchased, sold or lent by each Portfolio and as agent for the Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities;
in placing orders with brokers and/or dealers the Advisor intends to seek best price and execution for purchases and sales; the Advisor shall also determine whether the Portfolio shall enter into repurchase or reverse repurchase agreements;
On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of one of the Portfolios as well as other customers of the Advisor, including any other of the Portfolios, the Advisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent
with its fiduciary obligations to the Portfolio;
(e) the Advisor shall maintain books and records with respect to each Portfolios securities transactions and shall render
to the Trusts Trustees such periodic and special reports as
the Trustees may reasonably request; and
(f) the investment management services of the Advisor
to any of the Portfolios under this Agreement are not to be
deemed exclusive, and the Advisor shall be free to render
similar services to others.
3. The Trust has delivered copies of each of the following
documents to the Advisor and will promptly notify and
deliver to it all future amendments and supplements, if any:
(a) The Declaration of Trust;
(b) The By-Laws;
(c) Certified resolutions of the. Trustees of the Trust
authorizing
the appointment of the Advisor and approving the form of this
Agreement;
(d) The Trusts Notification of Registration on Form N-8A and
Registration Statement as filed with the Securities and Exchange
Commission
(the Commission).
In addition, the Trust will furnish promptly the following documents to the Advisor upon the effectiveness of each:
(a) any Certificate of Trust for JPMorgan Trust I filed with the Secretary of State of the State of Delaware, and all amendments thereto or restatements
thereof;
(b) any Declaration of Trust for JPMorgan Trust I and all amendments thereto
or restatements thereof (referred to herein as the New Declaration of
Trust); and
(c) any by-laws for JPMorgan Trust I and all amendments thereto.
4. The Advisor shall keep each Portfolios books and records required to be maintained by it pursuant to paragraph 2(e). The Advisor agrees that all records which it maintains for any Portfolio are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trusts request. The Advisor further agrees to preserve for the periods prescribed by Rule 3la-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Advisor with respect to any Portfolio by Rule 31a-1 of the
Commission under the 1940 Act.
5. During the term of this Agreement the Advisor will pay all expenses incurred by it in connection with its activities under this Agreement, other than the cost of securities and investments purchased for a Portfolio (including taxes and brokerage commissions, if any).
6. For the services provided and the expenses borne pursuant to this
Agreement, each Portfolio will pay to the Advisor as full compensation therefor a fee at an annual rate set forth on Schedule A attached hereto.
Such fee will be computed daily and payable as agreed by the Trust and the Advisor, but no more frequently than monthly.
7. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section
36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations
and duties under this Agreement.
8. This Agreement will become effective as to a particular Portfolio as of the date first written above and, unless sooner terminated as provided herein, shall continue in effect until October 31, 2005.
Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Portfolio for successive periods of twelve months each ending on October 31 of each year, only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of all the Trustees of the Trust or by vote of a majority of the outstanding voting securities of that Portfolio on 60 days written notice to the Advisor, or by the Advisor at any time, without the payment of any penalty, on
90 days written notice to the Trust. The termination of this Agreement with respect to one Portfolio shall not result in the termination of this
Agreement with respect to any other Portfolio.  This Agreement will automatically and immediately terminate in the
 event of its assignment (as defined in the 1940 Act).
9. The Advisor shall for all purposes herein be
 deemed to be an independent contractor and shall,
unless otherwise expressly provided
herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Portfolios.
10. This Agreement may be amended, with respect to any Portfolio, by mutual consent,
but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Portfolio.
11. Notices of any kind to be given to the Advisor by the Trust shall be in writing
and shall be duly given if mailed or delivered to the Advisor at 522
Fifth Avenue, New York, New York 10036, Attention: J.P. Morgan Investment Management, Inc., or at such other address or to such other individual as shall be specified by the Advisor to the Trust. Notices of any kind to be given to the Trust by the Advisor shall be in writing and shall be duly given if mailed or delivered to the JPMorgan Trust I,
522 Fifth Avenue, New York, New York 10036, Attention:  President,
with a copy to the General Counsel at the same address, or at such other address or to such other individual as shall be specified by the Trust to the Advisor.
12. The Trustees of the Trust have authorized the execution of this Agreement in their capacity as Trustees and not individually, and the Advisor agrees that neither the Trustees nor any officer or employee of the Trust nor any Portfolios investors nor any representative or agent of the Trust or of the Portfolio(s) shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or the Portfolio(s), that such
Trustees, officers,
employees, investors, representatives and agents shall not be personally liable
hereunder, and that it shall look solely to the trust property for the satisfaction
of any claim hereunder.
13. This Agreement may be executed in one or more counterparts, each of which shall
be deemed to be an original.
14. This Agreement shall be governed by and construed in
accordance with the laws of
the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by
their officers designated below as of the 18th day of February, 2005.
J.P. MORGAN MUTUAL FUND SERIES
By:
Title.
J.P. MORGAN INVESTMENT MANAGEMENT INC.
By:
Title.

 SCHEDULE A
TO THE ADVISORY AGREEMENT

Money Market Funds
Name as of August 19, 2004	New Name as of February 19, 2005
	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan 100% U.S. Treasury Securities Money Market Fund 0.10 0.08 JPMorgan California Tax Free Money Market Fund
JPMorgan California Municipal Money Market Fund	0.10	0.08
JPMorgan Federal Money Market Fund
JPMorgan Federal Money Market Fund	0.10	0.08
JPMorgan New York Tax Free Money Market Fund
JPMorgan New York Municipal Market Fund	0.10	0.08
JPMorgan Prime Money Market Fund
JPMorgan Prime Money Market Fund	0.10	0.08
JPMorgan Tax Free Money Market Fund
JPMorgan Tax Free Money Market Fund	0.10	0.08
Equity Funds
Name as of August 19, 2004	New Name as of February 19, 2005
Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
Growth and Income Portfolio
Growth and Income Portfolio	0.40	0.40
JPMorgan Capital Growth Fund
JPMorgan Capital Growth Fund	0.40	0.40
JPMorgan Disciplined Equity Fund
JPMorgan Disciplined Equity Fund	0.25	0.25
JPMorgan Diversified Fund
JPMorgan Diversified Fund	0.55	0.55
JPMorgan Dynamic Small Cap Fund
JPMorgan Dynamic Small Cap Fund	0.65	0.65
JPMorgan Fleming Asia Equity Fund
JPMorgan Asia Equity Fund	1.00	1.00
JPMorgan Fleming Emerging Markets Equity Fund
JPMorgan Emerging Markets Equity Fund	1.00	1.00
JPMorgan Fleming International Equity Fund
JPMorgan International Equity Fund	1.00	0.80
JPMorgan Fleming International Growth Fund
JPMorgan International Growth Fund	1.00	0.80
JPMorgan Fleming International Opportunities Fund
JPMorgan International Opportunities Fund	0.60	0.60
JPMorgan Fleming International Small Cap Equity Fund
JPMorgan International Small Cap Equity Fund	1.00	1.00
JPMorgan Fleming International Value Fund
JPMorgan International Value Fund	0.60	0.60
JPMorgan Fleming Intrepid European Fund
JPMorgan Intrepid European Fund	0.65	0.65
JPMorgan Fleming Japan Fund
JPMorgan Japan Fund	1.00	1.00
JPMorgan Fleming Tax Aware International Opportunities Fund JPMorgan Tax Aware International
Opportunities Fund	0.85	0.60
JPMorgan Global Healthcare Fund
JPMorgan Global Healthcare Fund	1.25	0.85
JPMorgan Growth and Income Fund
JPMorgan Growth & Income Fund	0.00	0.00
JPMorgan Intrepid America Fund
JPMorgan Intrepid America Fund	0.65	0.65
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Growth Fund	0.65	0.65
JPMorgan Intrepid Investor Fund
JPMorgan Intrepid Contrarian Fund	0.65	0.65
JPMorgan Intrepid Value Fund
JPMorgan Intrepid Value Fund	0.65	0.65
JPMorgan Market Neutral Fund
JPMorgan Market Neutral Fund	1.50	1.25
JPMorgan Mid Cap Equity Fund
JPMorgan Mid Cap Equity Fund	0.65	0.65
JPMorgan Small Cap Equity Fund
JPMorgan Small Cap Equity Fund	0.65	0.65
JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund	0.35	0.35
JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Growth Fund	0.40	0.40
JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware Large Cap Value Fund	0.40	0.40
JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Aware U.S. Equity Fund	0.45	0.45
JPMorgan Trust Small Cap Equity Fund
JPMorgan Small Cap Core Fund	0.65	0.65
JPMorgan U.S. Equity Fund
JPMorgan U.S. Equity Fund	0.40	0.40
JPMorgan U.S. Small Company Fund
JPMorgan U.S. Small Company Fund	0.60	0.60

Fixed Income Funds
Name as of August 19, 2004
New Name as of February 19, 2005
Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan Bond Fund
JPMorgan Bond Fund	0.30	0.30
JPMorgan California Bond Fund
JPMorgan California Tax Free Bond Fund	0.30	0.30
JPMorgan Enhanced Income Fund
JPMorgan Enhanced Income Fund	0.25	0.25
JPMorgan Fleming Emerging Markets Debt Fund
JPMorgan Emerging Markets Debt Fund	0.70	0.70
JPMorgan Global Strategic Income Fund
JPMorgan Global Strategic Income Fund	0.45	0.45
JPMorgan Intermediate Tax Free Income Fund
JPMorgan Intermediate Tax Free Bond Fund	0.30	0.30
JPMorgan New Jersey Tax Free Income Fund
JPMorgan New Jersey Tax Free Bond Fund	0.30	0.30
JPMorgan New York Intermediate Tax Free Income Fund	J
PMorgan New York Tax Free Bond Fund	0.30	0.30
JPMorgan Short Term Bond Fund
JPMorgan Short Term Bond Fund	0.25	0.25
JPMorgan Short Term Bond Fund II
JPMorgan Short Term Bond Fund II	0.25	0.25
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Enhanced Income Fund	0.25	0.25
JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Tax Aware Short-Intermediate Income Fund	0.25	0.25

267298.4.DC_03